================================================================================









                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 MARCH 27, 2003




                                 TRANSPRO, INC.
             (Exact name of Registrant as specified in its charter)


          DELAWARE                        1-13894                 34-1807383
(State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


                  100 Gando Drive, New Haven, Connecticut 06513
          (Address of principal executive offices, including zip code)

                                 (203) 401-6450
              (Registrant's telephone number, including area code)














================================================================================

Item 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         On March 27, 2003, Transpro, Inc. (the "Company") issued the press release attached hereto as Exhibit 99.1 announcing that during the first quarter of 2003 it had or would be closing two manufacturing plants and one sales branch as part of the restructuring program announced in October 2001. The Company expects to record a total charge of approximately $0.6 million during the first and second quarters of 2003 attributable to the write-down of assets to their net realizable value and severance and plant closure costs.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits - The following exhibit is filed as part of this report:

99.1  Press Release dated March 27, 2003





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       TRANSPRO, INC.


Date:  March 27, 2003            By:   /s/ Richard A. Wisot
                                      -------------------------------
                                          Richard A. Wisot
                                          Vice President, Treasurer, Secretary,
                                          and Chief Financial Officer